Exhibit 77(q)(1)(a)(1)

                              ING VP Bond Portfolio

                Certificate of Amendment of Declaration of Trust

                                Effective: 8-6-04

      The undersigned, being a majority of the duly elected and qualified Trustees of ING VP Bond Portfolio, a Massachusetts business trust (the "Trust"), take this action pursuant to Article 11.3 of the Amended and Restated Declaration of Trust dated May 1, 2002, as amended (the "Declaration of Trust"). The Trustees hereby amend the Declaration of Trust to change the name of the Trust as set forth in Section 1.1 thereof, as follows:

      1. Section 1.1 of the Declaration of Trust is hereby amended to read in its entirety as follows:

      "Section 1.1. Name. The name of the trust created hereby shall be "ING VP Intermediate Bond Portfolio," as so far as may be practicable the Trustees shall conduct the activities of the Trust, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Trust."

      Except as otherwise provided in this Instrument, the foregoing shall be effective upon filing of this Instrument with the Secretary of the Commonwealth of Massachusetts.


/s/ Albert E. DePrince, Jr.                     /s/ Thomas J. McInerney
--------------------------------                --------------------------------
Albert E. DePrince, Jr., Trustee                Thomas J. McInerney, Trustee


/s/ Maria T. Fighetti                           /s/ Corine T. Norgaard
--------------------------------                --------------------------------
Maria T. Fighetti, Trustee                      Corine T. Norgaard, Trustee


/s/ J. Scott Fox                                /s/ Joseph E. Obermeyer
--------------------------------                --------------------------------
J. Scott Fox, Trustee                           Joseph E. Obermeyer, Trustee


/s/ Sidney Koch                                 /s/ Edward T. O'Dell
--------------------------------                --------------------------------
Sidney Koch, Trustee                            Edward T. O'Dell, Trustee

                                    RECEIVED

                                  APR 22 2004

                         SECRETARY OF THE COMMONWEALTH
                             CORPORATIONS DIVISION